EXHIBIT 21
Subsidiaries
Subsidiaries

The following are lists of consolidated subsidiaries of First Horizon Corporation (“First Horizon”) and of First Horizon Bank (the “Bank”) at December 31, 2025 (unless otherwise noted). Each consolidated subsidiary is 100% owned by First Horizon directly or indirectly, except as described below in notes (1) and (2) to First Horizon’s table and note (3) to the Bank’s table, and all are included in the Consolidated Financial Statements. Entities that are “financial subsidiaries” for regulatory purposes are denoted in this exhibit with FS; FS is not part of any subsidiary’s name. Entities that are inactive (no material assets or activities) are omitted.

Consolidated Subsidiaries of First Horizon

Entity	Type of Ownership	Jurisdiction of Incorporation or Organization
First Horizon Bank (1) (Bank subsidiaries are scheduled separately)	Direct	Tennessee
CB Trustee, LLC	Direct	North Carolina
First Horizon Community Development Fund, LLC	Direct	Tennessee
First Horizon Ventures, Inc.	Direct	Tennessee
IBERIA CDE, LLC	Direct	Louisiana
LIBERTY BANCORP DENNING, LLC	Direct	Florida
840 Denning LLC (2)	Indirect	Florida
Martin & Company, Inc.	Direct	Tennessee
FHNCM Asset Acquisition, LLC(3)	Direct	Tennessee
_________________________
    (1)    At December 31, 2025, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by First Horizon. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock of this subsidiary in the event of liquidation.
    (2)    At December 31, 2025, LIBERTY BANCORP DENNING, LLC owned 51% of 840 Denning LLC.
    (3)    Formed January 13, 2026.

Consolidated Subsidiaries of the Bank

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
Acadiana Holdings, LLC	Direct	Louisiana
C1 Trustee, Inc.	Direct	North Carolina
Capital Financial Leasing, LLC	Direct	Delaware
FHIS, Inc. FS	Direct	Tennessee
FHN Advisory Services, LLC	Direct	Nevada
FHN Financial Loan Advisory and Trading Corp.	Direct	Tennessee
FHN Financial Securities Corp. FS	Direct	Tennessee
First Horizon Advisors, Inc. FS	Direct	Tennessee
First Horizon Asset Securities, Inc.	Direct	Delaware
First Horizon CDE 1, LLC	Direct	Tennessee
First Horizon CDE 2, LLC	Direct	Tennessee

1	2025 FORM 10-K ANNUAL REPORT

EXHIBIT 21
Subsidiaries

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
First Horizon CDE 3, LLC	Direct	Tennessee
First Horizon Community Development Enterprises, LLC	Direct	Tennessee
First Horizon Community Investment Group, Inc.	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
FHCIG Second Harvest Investment Fund, LLC	Indirect	Tennessee
FHCIG Our House Investment Fund, LLC	Indirect	Tennessee
FHCIG GoTextbooks Investment Fund, LLC	Indirect	Tennessee
FHCIG MOD Investment Fund, LLC	Indirect	Tennessee
FHCIG St. Aug Investment Fund, LLC	Indirect	Tennessee
FHCIG Whitehaven YMCA Investment Fund, LLC	Indirect	Tennessee
FHCIG Second Harvest II Investment Fund, LLC	Indirect	Tennessee
FHCIG URP Investment Fund, LLC	Indirect	Tennessee
FHCIG Umbrella Center Investment Fund, LLC	Indirect	Tennessee
First Horizon Insurance Agency, Inc FS	Direct	Georgia
First Horizon Insurance Services, Inc FS	Direct	Tennessee
First Tennessee New Markets Corporation	Direct	Tennessee
FT Building, LLC	Direct	Tennessee
FT Leasing, Inc.	Direct	Tennessee
FTRE Holding, LLC	Direct	Delaware
First Horizon TE1, LLC	Indirect	Delaware
First Horizon Preferred Funding III, Inc. (4)	Indirect	Delaware
First Horizon Preferred Funding IV, Inc. (4)	Indirect	Maryland
FTB Securities Investment II, LLC	Indirect	Delaware
FT Real Estate Securities Company, Inc. (4)	Indirect	Delaware
IB SPE Management, Inc.	Direct	Delaware
IBERIA Civic Impact Partners LLC	Direct	Louisiana
IBERIA Collage Impact Fund, LLC	Indirect	Louisiana
IBERIA NOCHI Impact Fund II, LLC (5)	Indirect	Louisiana
Iberia Corporate Asset Finance, LLC	Direct	Alabama
Iberia Financial Services, LLC	Direct	Louisiana
IBERIA INVESTMENT FUND I, LLC	Direct	Louisiana
JPO, Inc.	Direct	Tennessee
Mercantile Capital Corporation	Direct	Florida
________________________
    (4)    At December 31, 2025, this subsidiary of FTRE Holding, LLC had non-voting preferred interests outstanding; FTRE Holding, LLC owned 100% of the voting interests.
    (5)    Dissolved February 4, 2026.

2	2025 FORM 10-K ANNUAL REPORT

EXHIBIT 21
Subsidiaries
Selected Non-Consolidated Entities
The following are selected entities affiliated with First Horizon and the Bank which were not consolidated with First Horizon or the Bank at December 31, 2025.

Name	Jurisdiction of Incorporation or Organization
Capital Bank Statutory Trust III	Connecticut
Civitas Statutory Trust I	Delaware
FNB United Statutory Trust I	Connecticut
FNB United Statutory Trust II	Delaware
GreenBank Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
Southern Community Capital Trust III	Delaware
TIBFL Statutory Trust III	Delaware

Other Business Names Used
At December 31, 2025, First Horizon, its subsidiaries, the Bank, the Bank’s subsidiaries, and the Bank’s divisions did business in certain jurisdictions under the following names:
FH Insurance Agency
FHN Financial
FHN Financial Capital Markets
FHN Financial Municipal Advisors
FHN Financial Portfolio Advisors
First Horizon
First Horizon Advisors
First Horizon Asset-Based Lending
First Horizon Commercial Mortgage Banking
First Horizon Commercial Real Estate
First Horizon Construction Lending
First Horizon Corporate Banking
First Horizon Correspondent Banking
First Horizon Energy Finance
First Horizon Equipment Finance
First Horizon Equity Lending
First Horizon Finance Company
First Horizon Fitness Finance
First Horizon Healthcare Finance
First Horizon Home Loans
First Horizon Housing Corporation
First Horizon Insurance Services
First Horizon International Services
First Horizon Medical Private Banking
First Horizon Mortgage Warehouse Lending
First Horizon Music, Sports & Entertainment
First Horizon Renewable Energy Finance
First Horizon Private Client
First Horizon Restaurant Finance
First Horizon SBA Franchise Finance
First Horizon Small Business
First Horizon Specialty Legal Banking
First Horizon Trust Services
First Horizon Wealth Management
First Tennessee Bank
First Tennessee Home Loans
First Tennessee Housing Corporation
Martin & Company Investment Counsel
PMC Real Estate Capital
VirtualBank

3	2025 FORM 10-K ANNUAL REPORT